UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

Global Industrial Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive, Port Washington, New York		11050
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.01 par value)	GIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On February 14, 2024, Thomas R. Suozzi tendered his resignation from the Board of Directors (the “Board”) of Global Industrial Company (the “Company”), effective immediately. Mr. Suozzi resigned from the Board of Directors as a result of his election to the U.S. House of Representatives. There are no disagreements between Mr. Suozzi and the Company relating to the Company’s operations, policies or practices that resulted in Mr. Suozzi’s decision to resign.

(d) Effective February 20, 2024, the Board appointed Gary S. Michel to serve as an independent member of the Board, for a term ending at the Annual Meeting of Stockholders to be held in 2024 and until his successor is appointed and qualified (or until his earlier death, disqualification, resignation or removal), and appointed Mr. Michel as a member of the Audit Committee and the Compensation Committee.

The Board has affirmatively determined that Mr. Michel qualifies as an independent director under the rules of the New York Stock Exchange and the Securities and Exchange Commission (including the independence rules for audit and compensation committee members) and as defined under applicable regulations.

Mr. Michel previously served as president, chief executive officer and member of the board of directors of JELD-WEN Holding, Inc. from 2018 to 2022, as well as chair of its board of directors from 2021 to 2022. Mr. Michel previously worked at Honeywell International, Inc., where he served as the president and chief executive officer of the Home and Building Technologies strategic business group from 2017 to 2018. Mr. Michel began his career at Ingersoll Rand, where he spent 33 years, most recently as senior vice president and president of its residential heating, ventilation and air conditioning business and as a member of Ingersoll Rand’s enterprise leadership team from 2011 to 2017. Mr. Michel holds a B.S. in mechanical engineering from Virginia Tech and an M.B.A. from the University of Phoenix.

There are no family relationships between Mr. Michel and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Michel or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Michel and any other persons pursuant to which Mr. Michel was selected as a director.

Mr. Michel will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIAL COMPANY

Date: February 20, 2024

	By:	/s/ Thomas Clark
Name: Thomas Clark
Title: Senior Vice President and Chief Financial Officer